As filed with the Securities and Exchange Commission on June 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Astronics Corporation

(Exact name of registrant as specified in its charter)

New York	16-0959303
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

130 Commerce Way

East Aurora, New York 14052

(716) 805-1599

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Burney

Executive Vice President and Chief Financial Officer

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

(716) 805-1599

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Craig M. Fischer, Esq.

Hodgson Russ LLP

The Guaranty Building

140 Pearl Street, Suite 100

Buffalo, New York 14202-4040

(716) 848-1266

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Table of Registrant Guarantors(1)

Name	State or other jurisdiction of incorporation or organization	IRS Employer Identification Number

Astronics Advanced Electronic Systems Corp.	Washington	20-2258939

Astronics Test Systems Inc.	Delaware	46-4640179

Astronics AeroSat Corporation	New Hampshire	46-2210112

Astronics Connectivity Systems & Certification Corp.	Illinois	82-2371559

Luminescent Systems, Inc.	New York	16-1271437

Freedom Communication Technologies Inc.	Delaware	47-3477462

PECO, Inc.	Oregon	93-0561112

Diagnosys Holdings Inc.	Delaware	80-0549208

Astronics Custom Control Concepts Inc.	Washington	82-0770928

Astronics DME LLC	Florida	47-4217797

Diagnosys Inc.	Delaware	59-3273675

Astronics Air LLC	New York	None

Astronics Air II LLC	New Hampshire	None

(1)

The address, including zip code, and telephone number, including area code, of each of the Registrant Guarantor’s principal executive office is 130 Commerce Way, East Aurora, New York 14052, (716) 805-1599.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2023

PROSPECTUS

ASTRONICS CORPORATION

$150,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

UNITS

AND DEBT SECURITIES

and

GUARANTEES OF DEBT SECURITIES OF ASTRONICS

CORPORATION BY THE SUBSIDIARY GUARANTORS

We may sell from time to time in one or more offerings up to $150,000,000 in the aggregate of:

•	shares of our common stock or preferred stock;

•	warrants;

•	rights to purchase our common stock, preferred stock, units or debt securities;

•	stock purchase contracts;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities; and

•	units consisting of any combination of the foregoing securities.

We may sell any combination of these securities, in one or more offerings, up to an aggregate offering price of $150,000,000 on terms to be determined at the time of the offering. The debt securities registered hereunder may be fully and unconditionally guaranteed by certain subsidiaries of Astronics Corporation, which may include the Subsidiary Guarantors (as defined herein).

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any such offering in one or more supplements to this prospectus each time we sell securities hereunder. We can only use this prospectus to offer and sell our securities by also including a prospectus supplement relating to any such offer and sale. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus before you invest.

We may sell the securities directly to you, through agents, underwriters or broker-dealers that we select. If we use agents, underwriters or broker-dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATRO.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 2 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference” on page 20 of this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should rely only on the information provided in this prospectus, any applicable prospectus supplement, any related free writing prospectus or documents incorporated by reference in this prospectus.

The information in this prospectus may only be accurate on the date of this document. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this shelf registration process, we may from time to time offer up to a total dollar amount of $150,000,000 of these securities.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	common stock of Astronics Corporation, par value $0.01 per share;

•	preferred stock of Astronics Corporation;

•	warrants entitling the holders to purchase common stock, preferred stock, units or debt securities of Astronics Corporation;

•	rights to purchase Astronics Corporation’s common stock, preferred stock, units or debt securities;

•	stock purchase contracts issued by Astronics Corporation;

•	secured or unsecured debt securities of Astronics Corporation, in one or more series, which may be either senior, senior subordinated or subordinated debt securities; and

•	units consisting of any of the above securities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities pursuant to this registration statement and the prospectus contained herein, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Information Incorporated by Reference,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities, any related free writing prospectus and the information we file with the SEC.

Unless the context otherwise requires, the terms “Astronics,” “the Company,” “the registrants,” “we,” “us” and “our” refer to Astronics Corporation and its subsidiaries, and the term “Subsidiary Guarantors” refers to, collectively, Astronics Advanced Electronic Systems Corp., Astronics Test Systems Inc., Astronics AeroSat Corporation, Astronics Connectivity Systems & Certification Corp., Luminescent Systems, Inc., Freedom Communication Technologies Inc., PECO, Inc., Diagnosys Holdings Inc., Astronics Custom Control Concepts Inc., Astronics DME LLC, Diagnosys Inc., Astronics Air LLC and Astronics Air II LLC.

(ii)

THE COMPANY

Astronics Corporation, through its subsidiaries, is a leading supplier of advanced technologies and products to the global aerospace and defense industries. Our products and services include advanced, high-performance electrical power generation and distribution systems, seat motion solutions, lighting and safety systems, avionics products, aircraft structures, systems certification, and automated test systems.

We have two reportable segments, Aerospace and Test Systems. Our Aerospace segment has principal operating facilities in the United States, Canada and France. Our Test Systems segment has principal operating facilities in the United States and the United Kingdom. We have engineering offices in Ukraine and India.

Our Aerospace segment designs and manufactures products for the global aerospace industry. Product lines include lighting and safety systems, electrical power generation, distribution and seat motion systems, aircraft structures, avionics products, systems certification, and other products. Our primary Aerospace customers are the airframe manufacturers (“OEM”) that build aircraft for the commercial transport, military and general aviation markets, suppliers to those OEMs, aircraft operators such as airlines, suppliers to the aircraft operators, and branches of the U.S. Department of Defense (“USDOD”). Our Test Systems segment designs, develops, manufactures and maintains automated test systems that support the aerospace and defense and mass transit industries as well as training and simulation devices for both commercial and military applications. In the Test Systems segment, Astronics’ products are sold to a global customer base including OEMs and prime government contractors for both electronics and military products.

Our strategy is to increase our value by developing technologies and capabilities, either internally or through acquisition, and using those capabilities to provide innovative solutions to our targeted markets where our technology can be beneficial.

Our principal executive offices are located at 130 Commerce Way, East Aurora, New York 14052. Our telephone number is (716) 805-1599. Our website address is www.astronics.com. Information on, or accessible through, our website does not constitute part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in this prospectus, including those contained in our annual report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the SEC that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial may also adversely impact our business operations, financial results and liquidity and the value of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Statements made in this prospectus, each prospectus supplement and the documents incorporated herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” or other similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds that we receive from the sale of any securities by us covered by this prospectus for general corporate purposes, which may include, among other things: reducing or refinancing indebtedness; making acquisitions of assets, businesses or securities; stock repurchases and capital expenditures; and for working capital. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term investments.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. In addition, you should refer to the New York Business Corporation Law (the “NYBCL”), which may affect the terms of certain securities that may be offered under this prospectus. Unless noted otherwise, references in this section to the “Company,” “we,” “us” and “our” refer to Astronics Corporation and not to any of its subsidiaries.

COMMON STOCK

Authorized Shares.

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 15,000,000 shares of Class B stock, par value $0.01 per share (“Class B Stock”). As of May 30, 2023, 26,397,389 shares of Common Stock were issued and outstanding, 6,163,897 shares of Common Stock were reserved for issuance upon the possible conversion of shares of Class B Stock, 1,972,736 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options or vesting of outstanding Restricted Stock Units, and approximately 2,193,321 shares were reserved for issuance as future equity compensation under our various stock-based plans. As of May 30, 2023, 3,060,138 shares of Common Stock were held in treasury and 40,212,519 shares of Common Stock are authorized but unissued. Accordingly, a total of 43,272,657 shares of Common Stock, or 54.1% of the total authorized shares of Common Stock, are unreserved and available for general corporate purposes. We are not selling any shares of our Class B Stock under this prospectus.

The Common Stock and Class B Stock share equally in our earnings and are identical except with respect to rights on voting, dividends, transferability and convertibility. There are no redemption or sinking fund provisions applicable to the Common Stock or Class B Stock. The following description of our Common Stock and Class B Stock is a summary only and is derived from the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and the Company’s by-laws, as amended (the “By-laws”), which are each incorporated by reference into this prospectus.

Voting Rights.

Each share of Common Stock is entitled to one vote. Each share of Class B Stock is entitled to ten votes. The Common Stock and Class B Stock vote as a single class on all matters except the issuance of shares of Class B Stock or as required by law. Except in connection with share distributions, stock splits and stock dividends and anti-dilutive adjustments determined by the Board of Directors of the Company (the “Board”) for options, stock subscriptions and warrants outstanding on the date of record for the share distribution, stock split or stock dividend, the Company may not affect the issuance of any shares of Class B Stock unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class.

The By-laws provide that all questions, the manner of deciding which is not specifically regulated by law, the Certificate of Incorporation or the By-Laws, are to be decided by vote of a majority of the shares present or represented at such meetings and voting on such questions. The By-laws also provide that directors of the Company are to be elected by a plurality of votes cast.

In addition, the Certificate of Incorporation and the By-laws provide that the affirmative vote of not less than 80% of the outstanding shares of the Company entitled to vote thereon is required: (a) to adopt any agreement for the merger or consolidation of the Company or any subsidiary with or into any other person, or the merger of any other person into the Company or any subsidiary, (b) to authorize any sale, lease, exchange, mortgage, pledge or disposition to any other person of all or substantially all of the property and assets of the Company or any subsidiary, or any part of such assets having a then fair market value of the total assets of the Company or such subsidiary, or (c) to authorize the issuance or transfer by the Company or any subsidiary of any voting securities of the Company in exchange for payment for the securities or property or assets (including cash) of any other person. The foregoing restrictions do not apply if prior to the consummation of the transaction, the Board approved the agreement pursuant to which the transaction would be consummated or if the Company or its subsidiary is, at the time the transaction is agreed to, the beneficial owner of a majority, by vote, of the voting interest in the other party to the transaction (collectively, the “Change in Control Voting Provision”).

Holders of the shares of Common Stock and Class B Stock do not have cumulative voting rights.

Dividends and Share Distributions

Holders of Common Stock and Class B Stock are entitled to receive dividends or other distributions in cash, stock or property of the Company as may be declared by the Board from time to time. In the case of cash dividends, no dividend may be paid on Class B Stock unless an equal or greater dividend is paid concurrently on Common Stock. Cash dividends may be paid on Common Stock in excess of dividends paid, or without paying dividends, on the Class B Stock. Common Stock and Class B Stock will be treated equally with respect to dividends payable in stock of the Company, including share distributions or stock splits or divisions of stock.

Transfer.

Shares of Class B Stock may not be transferred as Class B Stock, except by gift, devise or bequest, by a transfer to the estate of a shareholder upon the death of such shareholder, or by a transfer of shares held in trust to the grantor of such trust or to any person to whom or for whose benefit the principal of such trust may be distributed. Any purported transfer of shares of Class B Stock, other than a transfer of the type described above, is null and void and of no effect and the purported transfer by a holder of Class B Stock will result in the immediate and automatic conversion of such shares of Class B Stock into shares of Common Stock on a one-for-one basis. Shares of Class B Stock must be registered in the name(s) of the beneficial owner(s) thereof and not in “street” or “nominee” names, except that certificates representing shares of Class B Stock issued as or in connection with a share distribution, stock split or stock dividend on the Company’s then outstanding Common Stock or Class B Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock or Class B Stock with respect to which the shares of Class B Stock are issued. Any shares of Class B Stock registered in “street” or “nominee” name may be transferred to the beneficial owner of such shares on the record date for such share distribution, stock split or stock dividend, upon proof satisfactory to the Company and the transfer agent that such person was in fact the beneficial owner of such shares on the record date for such share distribution, stock split or stock dividend.

Neither the Certificate of Incorporation nor the By-laws restrict the ability of a holder of Common Stock to transfer his, her or its shares of Common Stock.

Conversion.

Each share of Class B Stock is convertible at the option of the holder at any time into Common Stock on a one-for-one basis. At any time when the Board and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then all of the outstanding shares of Class B Stock shall be converted into shares of Common Stock. The holders of the shares of Common Stock are not entitled to any conversion rights.

Liquidation Rights.

In the event of any dissolution, liquidation or winding up of the affairs of the Company, whether voluntarily or involuntarily, after payment or provision for payment of the debts and other liability of the Company, the remaining assets and funds of the Company, if any, shall be divided among and paid ratably to the holders of Common Stock and the holders of Class B Stock.

Preemptive Rights.

Neither the holders of the shares of Common Stock nor the holders of the shares of Class B Stock are entitled to any preemptive rights other than the conversion rights applicable to the shares of Class B Stock described above.

No Assessment.

The issued and outstanding shares of Common Stock and Class B Stock are fully paid and non-assessable.

Transfer Agent and Registrar.

The transfer agent and registrar for our Common Stock is EQ Shareowner Services.

Anti-Takeover Provisions

Certain provisions of the Certificate of Incorporation and the By-laws as well as the NYBCL may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals for us to negotiate with the Board and could thereby have an effect of delaying, deferring or preventing a change in control. These provisions include the Change in Control Voting Provision (as described above) and the following:

Authorized But Unissued Shares of Common Stock: The authorized but unissued shares of Common Stock could be issued by the Board without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction.

Advance Notice By-laws: Under the By-laws, written notice of any person to be nominated by any shareholder for election as a director must be received by our corporate secretary not less than 60 nor more than 90 days prior to the anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date the Company mails or otherwise gives notice of the date of such meeting), and with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the 10th day following the date on which notice of the special meeting was first mailed to the shareholders of the Company.

Special Meetings: Special meetings of the shareholders may be called only (i) by the Board or (ii) by the President on (1) the written request of two-thirds (2/3) of the directors then serving on the Board or (2) the written request of the holders of not less than 80% of the outstanding shares of each class of capital stock of the Company entitled to vote generally in the election of directors as of the date on which such request is actually received by the Company (the subclause (ii)(2) being the “Shareholder Special Meeting Provision”). Such written request must state the purpose or purposes of the proposed special meeting. No business, other than that specified in the notice of any special meeting, shall be transacted at a special meeting unless all shareholders entitled to notice thereof consent to the transaction of such additional business.

Amending the Change in Control Voting Provision or the Shareholder Special Meeting Provision: Under the Certificate of Incorporation, neither the Change in Control Voting Provision nor the Shareholder Special Meeting Provision may be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by an affirmative vote of holders of not less than 80% of the outstanding shares of the Company entitled to vote thereon. Under the By-laws, the shareholders of the Company may not alter, amend or repeal either the Change in Control Voting Provision or the Shareholder Special Meeting Provision as set forth in the By-laws in any respect unless such alteration, amendment or repeal is approved by an affirmative vote of holders of not less than 80% of the outstanding shares of the Company entitled to vote thereon.

Anti-Takeover Provisions under New York Law: The Company is subject to Section 912 of the NYBCL. With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested shareholder (generally, a person that, together with its affiliates and associates, owns 20 percent or more of the corporation’s voting stock) for a period of five years after the date of the transaction in which the person became an interested shareholder. Additionally, a New York corporation may not engage at any time in any business combination with an interested shareholder unless: (i) the business combination or the purchase of stock made by such person is approved by the board of directors prior to the date such person first became an interested shareholder; (ii) the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder or any affiliate or associate of such interested shareholder at a meeting of shareholders called for such purpose occurring no earlier than five years after such person first became an interested shareholder; or (iii) the business combination meets certain valuation requirements for the consideration paid. The effect of Section 912 of the NYBCL may be to delay or prevent the consummation of a transaction that is favored by a majority of shareholders.

PREFERRED STOCK

We currently do not have any shares of preferred stock authorized in our Certificate of Incorporation or outstanding. Prior to selling any preferred stock pursuant to this prospectus we will be required to further amend our Certificate of Incorporation to authorize the issuance of preferred stock. Such authorization could authorize our Board, subject to limitations prescribed by law, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon such preferred stock, including dividend rights, dividend rates, conversion rights, voting rights (which may be greater than one vote per share), rights and terms of redemption, sinking fund provisions for the redemption or purchase of the shares and liquidation preference, any or all of which may be greater than the rights of the Common Stock. The issuance of preferred stock could:

•	adversely affect the voting power of holders of our Common Stock and reduce the likelihood that such holders will receive dividend payments and payments upon liquidation;

•	decrease the market price of our Common Stock; or

•	delay, deter or prevent a change in our control.

The terms and provisions of any preferred stock that may be offered by this prospectus will be described in the applicable prospectus supplement. You should read the certificate of designations relating to the applicable series of preferred stock for additional information before you purchase any preferred stock.

WARRANTS

We may issue warrants for the purchase of our debt securities, Common Stock, preferred stock, or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, Common Stock or preferred stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants. Each such prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number or principal amount of securities purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of such warrants;

•

in the case of warrants to purchase our Common Stock or preferred stock, any provisions for adjustment of the number or amount of shares of our Common Stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•

in the case of warrants to purchase preferred stock, the designation, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants;

•

if applicable, the number of warrants issued with each share of our Common Stock, preferred stock, depositary shares or debt securities, and the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of such warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities, at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or Common Stock, the right to vote or to receive any payments of dividends on the preferred stock or Common Stock purchasable upon exercise.

Certificates for warrants to purchase securities will be exchangeable for new warrant certificates of different denominations to the extent set forth in the applicable prospectus supplement.

RIGHTS

We may issue rights to purchase our Common Stock, preferred stock, units or debt securities that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•

the aggregate number of rights issued and the aggregate number of shares of Common Stock or preferred stock, number of units, or the aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	any applicable federal income tax considerations; and

•	any other material terms of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Common Stock or preferred stock, number of units or principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number or variable number of shares of our Common Stock or preferred stock at a future date or dates. The consideration per share may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and our debt securities, preferred stock, any other securities described in the applicable prospectus supplement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and any material federal income tax considerations applicable thereto.

UNITS

We may issue units, which will consist of one or more stock purchase contracts, warrants, debt securities, rights, shares of preferred stock, shares of Common Stock or any combination thereof. The applicable prospectus supplement for any units will describe:

•

all terms of the units and of the stock purchase contracts, warrants, debt securities, rights, shares of preferred stock, shares of Common Stock or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	any other material terms of such units.

DEBT SECURITIES AND GUARANTEES

The following description discusses the general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.

The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and one or more U.S. banking institutions. The trustee for each series of our debt securities will be identified in the applicable prospectus supplement. We may refer to the indenture covering the senior debt securities as the “senior indenture” and the indenture covering the subordinated debt securities as the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called “indentures.”

The form of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following their execution. We have not yet selected a trustee for either of the indentures, and we have not yet executed either indenture. Prior to issuing any debt securities, we will be required to select a trustee for the applicable indenture or indentures, qualify the trustee or trustees under the Trust Indenture Act and execute the applicable indenture or indentures.

The form of each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable form of indenture will be described in the prospectus supplement relating to such series of debt securities.

The following summary describes selected provisions of the indentures. This summary does not describe every aspect of the debt securities or the applicable indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the applicable indenture, including the terms defined in the applicable indenture. We urge you to read the applicable indenture in its entirety. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement.

General.

The indentures provide that we will be able to issue an unlimited aggregate principal amount of debt securities under the indentures, in one or more series, and in any currency or currency units. We are not required to issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture or a resolution of our Board or in one or more officer’s certificates pursuant to a Board resolution. We will describe in the applicable prospectus supplement the terms of the debt securities being offered, including:

•	the title, and the price at which we will sell, the offered debt securities;

•	whether the offered debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;
•	the date or dates on which principal will be payable or how to determine such date or dates;

•	the rate or rates or method of determination of interest;

•	the date from which interest will accrue;

•	the dates on which interest will be payable and any record dates for the interest payable on the interest payment dates;

•	the place of payment on the offered debt securities;

•

any obligation or option we have to redeem, purchase or repay the offered debt securities, or any option of the registered holder to require us to redeem or repurchase offered debt securities, and the terms and conditions upon which the offered debt securities will be redeemed, purchased or repaid;

•

the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the offered debt securities will be payable if other than the currency of the United States of America;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	the terms and conditions upon which payment on the offered debt securities may change;

•	whether the offered debt securities are defeasible;

•	any addition to or change in the events of default;

•	any addition to or change in the covenants in the applicable indenture;

•	the terms of any right to convert the offered debt securities into common shares; and

•	any other terms of the offered debt securities not inconsistent with the provisions of the applicable indenture.

If the offered debt securities are denominated in whole or in part in any currency other than U.S. dollars, if the principal of (and premium, if any) or interest, if any, on the offered debt securities are to be payable in a currency or currencies other than that in which the debt securities are to be payable, or if any index is used to determine the amount of payments of principal of (and premium, if any) or interest on any series of the debt securities, material federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe all material federal income tax, accounting and other considerations applicable to any such original issue discount securities.

The general provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to, the events of default described below that are applicable to the offered debt securities or any covenants or other provisions providing event risk or similar protection.

Payment.

Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the applicable trustee, as our paying agent, or at other designated places. Any other paying agent initially designated for the debt securities of a particular series will be identified in the applicable prospectus supplement.

Form, Transfers and Exchanges.

The debt securities of each series will be issued only in fully registered form, without interest coupons. Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 each or multiples thereof.

Subject to the terms of the applicable indenture and the limitations applicable to global securities, you may exchange or transfer debt securities at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge, except for any tax or governmental charge.

Global Securities.

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary except in the following circumstances or as otherwise provided in the applicable prospectus supplement. The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through a depositary. In that event, certificates will be printed and delivered to the depositary.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, or DTC, will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through records maintained by DTC and its participants.

Events of Default.

Unless otherwise specified in the applicable prospectus supplement, an event of default occurs with respect to debt securities of any series if:

•	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

•	we do not pay principal or premium, if any, on any debt securities of the applicable series at maturity;

•	we do not deposit any sinking fund payment when due by the terms of the applicable debt securities;

•

we default in the performance, or are in breach, of a covenant or warranty of the applicable indenture (other than a covenant or warranty default or breach that is elsewhere specifically dealt with or which expressly has been included in the applicable indenture solely for the benefit of debt securities other than that series), and such default or breach continues for a period of 30 days after there has been given by registered or certified mail, to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% of the principal amount of debt securities of the affected series, a written notice specifying such default or breach and requiring it to be remedied;

•	certain events of bankruptcy, insolvency, receivership or reorganization with respect to us occur; or

•	any other event of default provided with respect to debt securities of that series occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

Each indenture requires us to file annually with the applicable trustee an officers’ certificate as to our compliance with all conditions and covenants under the applicable indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.

If an event of default occurs and is continuing with respect to any series of debt securities, then either the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are original issue discount securities, that portion of the principal amount of those original issue discount securities as may be specified in the terms of those original issue discount securities, of all of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable trustee if given by the holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which the debt securities are denominated (except as otherwise provided in the applicable indenture or the applicable prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.

After a declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the applicable trustee, may rescind and annul the declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.

If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in the applicable prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each indenture relating to the duties of the applicable trustee, in case an event of default with respect to our debt securities of a particular series occurs and is continuing, the applicable trustee will be under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of any of the holders of debt securities of that series, unless the holders have offered to the applicable trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee under the applicable indenture, or exercising any trust or power conferred on the applicable trustee with respect to the debt securities of that series.

Merger or Consolidation.

Each indenture provides that we may not consolidate with or merge or wind up into any other entity, whether or not we are the surviving entity, and that we may not sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

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the entity formed by the consolidation or into which we are merged, or the person which acquires us or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State or territory of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•

immediately after giving effect to such transaction, no event of default under the applicable indenture, and no event which after notice or lapse of time or both would become an event of default, has happened and is continuing;

•

we deliver to the applicable trustee an officers’ certificate and opinion of counsel, each stating that such consolidation, merger, transfer, conveyance or lease and such supplemental indenture comply with the applicable indenture and that all conditions precedent in such indenture providing for such a transaction have been complied with; and

•	all other conditions specified in the applicable prospectus supplement are met.

Modification or Waiver.

Without prior notice to or the consent of any holders, we and the applicable trustee may modify the applicable indenture for any of the following purposes:

•	to evidence the succession of another entity to us and the assumption by that successor of our covenants and obligations under the applicable indenture and under our debt securities issued thereunder;

•

to add one or more covenants or other provisions for the benefit of the holders of all or any series of debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any right or power conferred upon us;

•

to add any additional events of default for all or any series of debt securities, and if those events of default are to be applicable to less than all series, stating that those events of default are expressly being included solely to be applicable to that series;

•	to change or eliminate any provision of the applicable indenture or to add any new provision to the applicable indenture that does not adversely affect the interests of the holders;

•

to provide security for the debt securities of any series or to provide that any of our obligations under the debt securities or the applicable indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided, that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable indenture in any material respect;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•

to evidence and provide for the acceptance of appointment of a separate or successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to eliminate any conflict between the terms of the applicable indenture and the debt securities issued thereunder and the Trust Indenture Act; or

•

to modify any other provisions with respect to matters or questions arising under the applicable indenture that will not be inconsistent with any provision of the applicable indenture, provided, those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.

We and the applicable trustee may, with some exceptions, amend or modify either indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

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change the stated maturity of the principal of or interest on any debt security (other than pursuant to the terms of the debt security), reduce the principal amount, premium or interest payable upon redemption, change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any modification or waiver or reduce the requirements for quorum and voting under the applicable indenture;

•	modify certain of the provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

•

a modification which changes or eliminates any provision of an indenture expressly included solely for the benefit of holders of debt securities of one or more particular series or modifies the holders’ rights will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Each of the indentures provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default or event of default and its consequences under the applicable indenture, except:

•	a continuing default or event of default in the payment of the principal of (and premium, if any) or interest on any such debt security held by a non-consenting holder; or

•	a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Legal Defeasance and Covenant Defeasance.

The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement, when either:

•	all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable trustee for cancellation; or

•	all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year;

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e., the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e., the “covenant defeasance option,” at any time after the conditions specified in the applicable prospectus supplement have been satisfied.

Senior Debt Securities.

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred shares that may be issued by any of our subsidiaries.

Subordination.

If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full of all senior indebtedness, including senior debt securities. However, our obligation to pay the principal of (and premium, if any) or interest on the subordinated debt securities will not otherwise be affected. Unless otherwise stated in the applicable prospectus supplement, payment on account of principal (or premium, if any), sinking funds or interest on the subordinated debt securities may not be made at any time when there is a default in the payment of the principal, premium, if any, sinking funds, interest or certain other obligations on senior indebtedness. In addition, the prospectus supplement for any series of subordinated debt securities may provide that payments of the principal of (or premium, if any) or interest on the subordinated debt securities may be delayed or not paid under specified circumstances and periods. If, while we are in default on senior indebtedness, any payment is received by the trustee under the subordinated indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

Due to the subordination, if our assets are distributed upon insolvency, some or all of our general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the applicable prospectus supplement or the information incorporated by reference in it will specify the approximate amount of senior indebtedness outstanding as of a recent date and any limitations on the issuance of additional senior indebtedness (or that there is not such limitation). Senior indebtedness with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series.

Corporate Existence.

Subject to the terms of the applicable indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law.

The indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Guarantees.

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by the Company’s then existing or future domestic subsidiaries, then the debt securities will be fully and unconditionally guaranteed by such guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. The Subsidiary Guarantors are borrowers or guarantors under our existing senior ABL revolving credit facility and term loan facility. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time the securities are offered by this prospectus, the prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts, concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers;

•	any securities exchanges on which the securities may be listed;

•	the anticipated date of delivery of the securities; and

•	any other information we think is material.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:

•	exchange offers or other transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the applicable prospectus supplement naming the agents, underwriters and dealers the nature of any such relationship.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “ATRO.” Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the relevant discussion in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in any prospectus supplement accompanying this prospectus, the validity of the securities offered hereby will be passed upon for us by Hodgson Russ LLP, Buffalo, New York, certain legal matters with respect to Astronics Connectivity Systems & Certification Corp. will be passed upon for us by Huck Bouma, P.C., Wheaton, Illinois, certain legal matters with respect to Astronics Air II LLC and Astronics AeroSat Corporation will be passed upon for us by Downs Rachlin Martin PLLC, St. Johnsbury, Vermont, and certain legal matters with respect to Astronics Advanced Electronic Systems Corp., PECO, Inc. and Astronics Custom Control Concepts Inc. will be passed upon for us by Stoel Rives LLP, Portland, Oregon. Any underwriters will be advised of the other issues relating to any offering by their own legal counsel, which will be named in an accompanying prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Astronics Corporation appearing in Astronics Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Astronics Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Additional information specific to Astronics Corporation is also available at www.astronics.com. Information accessible on or through our website is not a part of this prospectus.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC to register the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. We are also subject to the information and periodic reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, and other information with the SEC and these reports, proxy statements, and other information can be inspected on the Internet site maintained by the SEC at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 10, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 11, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2023, as filed with the SEC on May 10, 2023;

•

our Current Report on Form 8-K filed with the SEC on March   2, 2023 pursuant to Items 5.02 and 9.01 of Form 8-K and our Current Reports on Form 8-K filed with the SEC on January  19, 2023 and May 24, 2023; and

•

the description of our Common Stock contained in Exhibit 4(a) to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 10, 2023, including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we subsequently file with the SEC after the filing of this prospectus, including documents filed on and after the date of the initial registration statement and prior to effectiveness of the registration statement, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

David C. Burney

Executive Vice President and Chief Financial Officer

Astronics Corporation

130 Commerce Way

East Aurora, New York 14052

Telephone: (716) 805-1599

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.astronics.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table itemizes the fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Item	Amount
SEC registration fee	$16,530
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Rating agencies fees	*
Trustee fees (including counsel fees)	*
Transfer agent and registrar fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

*

Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The following summaries are qualified in their entirety by reference to the applicable statutes, each registrant’s incorporation, formation or other organizational document, as applicable, and as amended to date, and each registrant’s bylaws or limited liability company operating agreement, as applicable, and as amended to date.

Registrants Formed in New York

New York Business Corporation Law

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law (“NYBCL”) grant New York corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and necessarily incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permit a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

Section 402(b) of the NYBCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director, provided that such provision may not eliminate the liability of a director (i) for acts or omissions that were in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the NYBCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation.

New York Limited Liability Company Law

Section 420 of the New York Limited Liability Company Law (“NYLLCL”) provides that, subject to a limited liability company’s operating agreement, such limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 609 of the NYLLCL states that neither members nor managers of a limited liability company are liable for any debts, obligations or liabilities of the limited liability company or each other, whether arising in tort, contract or otherwise, solely by reason of being a member, manager or agent, acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the limited liability company. Notwithstanding the foregoing, the limited liability company may impose liability on all or specified members by including a statement to that effect in the articles of organization if the members specifically consent to such liability, either in writing or by voting to adopt such a provision.

Section 417 of the NYLLCL authorizes a limited liability company, through its operating agreement, to eliminate or limit the personal liability of managers to the limited liability company or its members for damages for any breach of duty in such capacity except (a) for liability for acts or omissions prior to adoption of the limitation of liability and (b) if a judgment or other final adjudication establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or with respect to a distribution, his or her acts were not performed in accordance with Section 508 of the NYLLCL (limitations on distributions) or 409 of the NYLLCL (duties of managers).

Astronics Corporation

The Company’s Certificate of Incorporation includes the provisions permitted by Section 402(b) of the NYBCL.

The Company’s By-Laws also allow it to indemnify, in the same manner and under the same circumstances as set forth in Sections 721 through 726 of the NYBCL, any person who was or is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was the Company’s representative, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by such person in connection with the action or proceeding if he or she acted in the best interest of the corporation, and in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

In addition, the Company has entered into indemnification agreements with each of its directors, executive officers and certain other officers pursuant to which each such person is indemnified for costs and expenses actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding in which such person is or was a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager or fiduciary of another entity.

Luminescent Systems, Inc.

The bylaws of Luminescent Systems, Inc. (“Luminescent”) require it to indemnify, to the fullest extent permitted by New York law, any person made a party to any proceeding, including proceedings by or in the right of the corporation and all other proceedings, arising out of or in connection with the fact that he or she is or was a director or officer of Luminescent. This required indemnification includes reasonable expenses, including attorneys’ fees, actually and necessarily incurred by such director or officer in connection with defending such proceeding. For proceedings by or in the right of Luminescent, such indemnification shall not apply where such director or officer is adjudged to have breached his or her duty to Luminescent. For proceedings other than those by or in the right of Luminescent, such indemnification shall only apply if such director or officer acted in the best interest of Luminescent and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

Astronics Air LLC

The operating agreement of Astronics Air LLC (“Astronics Air I”) provides that its member shall not be liable to Astronics Air I for any loss or damage sustained by Astronics Air I except as otherwise required by the NYLLCL and requires Astronics Air I to indemnify and hold harmless its member from and against all claims and demands to the maximum extent permitted under the NYLLCL.

Each of the Company, Luminescent and Astronics Air I also maintains an insurance policy insuring its directors, officers or members, as applicable, against liability for certain acts and omissions while acting in their official capacities on behalf of such corporation or limited liability company, as applicable.

Registrant Formed in Illinois

Section 8.75 of the Illinois Business Corporation Act (“IBCA”) provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director or officer of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if, in connection with the action, suit or proceeding, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 8.75 of the IBCA further permits a corporation to pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if the director or officer undertakes to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. An Illinois corporation may also grant additional indemnification through its bylaws, agreements, votes of shareholders or disinterested directors, or otherwise, and may purchase and maintain insurance on behalf of any indemnifiable person against any liability asserted against such person and incurred by such person in his or her capacity as an indemnifiable person whether or not the corporation would have the power to indemnify such person against liability under the terms of Section 8.75 of the IBCA.

Astronics Connectivity Systems & Certification Corp.

The bylaws of Astronics Connectivity Systems & Certification Corp. (“Astronics Connectivity”) require indemnification of any director or officer party to a proceeding by reason of the fact that he or she is or was a director or officer of Astronics Connectivity, including proceedings by or in the right of Astronics Connectivity, and the advancement of expenses (including attorneys’ fees) to the extent provided by the IBCA. In proceedings other than by or in the right of Astronics Connectivity, indemnification may only be provided if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Astronics Connectivity and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In proceedings by or in the right of Astronics Connectivity, indemnification may only be provided if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Astronics Connectivity, except that no indemnification shall be made in respect of any claim as to which such director or officer has been adjudged to have been liable to Astronics Connectivity, unless a court orders otherwise despite such adjudication of liability.

Any indemnification may only be made as authorized by Astronics Connectivity in that specific case, upon a determination that indemnification is proper under the circumstances because the director or officer has met the applicable standard of conduct set forth in the bylaws. Such determination shall be made (a) by the a majority of disinterested directors, even though less than a quorum, (b) by a committee of such directors, even though less than a quorum, designated by a majority vote of such directors, (c) by independent legal counsel in a written opinion if there are no such directors or (d) by the shareholders of Astronics Connectivity. The indemnification and expense advancement rights provided by the bylaws are not exclusive of any other rights such director or officer may have. The bylaws also provide that Astronics Connectivity may purchase and maintain insurance on behalf of any person who is or was a director or officer. Advancement of expenses shall only be provided if such director or officer undertakes that he or she will repay such amount if it is ultimately determined that he or she is not entitled to indemnification.

Astronics Connectivity maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities on behalf of Astronics Connectivity.

Registrants Formed in Washington

Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (“WBCA”) authorize a corporation to indemnify directors and officers under certain circumstances against expenses (including attorneys’ fees) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 and Section 23B.08.570 of the WBCA authorize a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its shareholders, to indemnify or agree to indemnify a director or officer made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director or officer, as applicable, from or on account of (a) acts or omissions of such person finally adjudged to be intentional misconduct or a knowing violation of law, (b) such person’s conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA (regarding unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property or services to which such person was not legally entitled. Section 23B.08.580 of the WBCA also permits a corporation to purchase and maintain on behalf of such persons insurance against liabilities incurred in such capacities.

Section 23B.08.320 of the WBCA further permits a corporation to limit the personal liability of directors for monetary damages for conduct as a director. However, the WBCA does not eliminate or limit the liability of a director for any of the following: (a) acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director; (b) conduct violating Section 23B.08.310 (regarding unlawful distributions); or (c) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Astronics Custom Control Concepts Inc.

Neither the articles of incorporation nor bylaws of Astronics Custom Control Concepts Inc. (“Custom Control”) provide for the indemnification or insurance of directors or officers for liability incurred in their capacity as such.

Astronics Advanced Electronic Systems Corp.

Neither the articles of incorporation nor bylaws of Astronics Advanced Electronic Systems Corp. (“Astronics Advanced”) provide for the indemnification or insurance of directors or officers for liability incurred in their capacity as such.

Each of Custom Control and Astronics Advanced maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities on behalf of such corporation.

Registrants Formed in New Hampshire

New Hampshire Limited Liability Company Act

Section 304-C:116 of the New Hampshire Limited Liability Company Act (the “NHLLCA”) provides that a limited liability company may, and shall have the power to, indemnify any member or manager or other person made a party to a proceeding or threatened to be made a named defendant or respondent in a proceeding because the member, manager, or other person acted on behalf of the limited liability company, against liability for a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if (a) the member, manager or person conducted himself or herself in accordance with contractual good faith and (b) the member, manager or person reasonably believed his or her conduct was not opposed to the best interest of the limited liability company. A limited liability company may not indemnify a member, manager or other person pursuant to the preceding sentence (a) in connection with proceeding by or in the right of the limited liability company in which the person was judged liable to the limited liability company or (b) in connection with any other proceeding charging the person with a breach of the duty of loyalty, whether or not involving action on behalf of the limited liability company, in which the person was adjudged liable for the breach. Section 304-C:116 of the NHLLCA provides that a limited liability company may advance to members, managers and other persons their costs, including attorneys’ fees, in defending themselves against claims arising from their relationship to the limited liability company if the operating agreement so provides and allows for such advancement or if a majority of the disinterested members so vote.

New Hampshire Business Corporation Act

Section 293-A:8.51 of the New Hampshire Business Corporation Act (the “NHBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (a) he or she conducted himself or herself in good faith; (b) he or she reasonably believed (1) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests; and (2) in all other cases, that his or her conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, and shall be required to indemnify pursuant to Section 293-A:8.52 a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against expenses incurred by the director in connection with the proceeding. Section 293-A:8.55 of the NHBCA requires specific authorization of indemnification of each proceeding based on a determination that the director or officer met the applicable standard of conduct described in Section 293-A:8.51 of the NHBCA. Such determination whether to authorize indemnification shall be made (a) if there are two or more qualified directors, by the board of directors by a majority vote of all the qualified directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more qualified directors appointed by such a vote, (b) by special legal counsel (1) selected in the manner prescribed in the immediately preceding clause or (2) if there are fewer than two qualified directors, selected by the board of directors (in which selection directors who are not qualified directors may participate) or (c) by the shareholders. However, unless ordered by a court to do so, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, except for expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 293-A:8.51 or (b) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled, whether or not involving action in the director’s official capacity.

Section 293-A:8.53 of the NHBCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (a) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in the preceding sentence, (b) the director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification. This determination shall be made by (a) the board of directors (i) if there are two or more qualified directors, by a majority vote of all the qualified directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more qualified directors appointed by such a vote or (b) by the shareholders. Unless a corporation’s articles of incorporation provide otherwise, Section 293-A:8.56 of the NHBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director.

Section 293-A:8.57 of the NHBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify him or her against the same liability under Section 293-A:8.57 of the NHBCA.

Astronics Air II LLC

The operating agreement of Astronics Air II LLC (“Astronics Air II”) provides that its member shall not be liable to Astronics Air II for any loss or damage sustained by Astronics Air II except as otherwise required by the

NHLLCA. The operating agreement also provides that Astronics Air II shall indemnify and hold harmless its member from and against all claims and demands to the maximum extent permitted by the NHLLCA.

Astronics AeroSat Corporation

The bylaws of Astronics AeroSat Corporation (“Astronics AeroSat”) provide that each director and officer shall be indemnified to the fullest extent of the NHBCA in connection with any action or proceeding. The bylaws also provides for the advancement of expenses incurred by a director or officer in connection with any action or proceeding upon (a) receipt of an undertaking by the director or officer to repay such advancement in case such director or officer is found not to be entitled to indemnification and (b) approval by the board of directors, or by the shareholders if no quorum of the board of directors exists. Neither the board of directors nor the shareholders are required to find that the director or officer met the applicable standard of conduct required by law for indemnification before authorizing the advancement of expenses. The rights of indemnification and advancement granted to directors and officer shall not be deemed exclusive of any other rights such persons may be entitled to.

Each of Astronics Air II and Astronics AeroSat maintains an insurance policy insuring its directors, officers and member, as applicable, against liability for certain acts and omissions while acting in their official capacities on behalf of such corporation or limited liability company, as applicable.

Registrant Formed in Florida

Section 605.0408 of the Florida Limited Liability Company Act (“FLLCA”) permits, but does not require, subject to standards and restrictions, if any, in its articles of organization or operating agreement, a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands against the person and a debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of Section 605.0405 of the FLLCA (limitations on distributions), Section 605.0407 of the FLLCA (management of limited liability company), Section 605.04071 of the FLLCA (delegation of rights and powers to manage), Section 605.04072 of the FLLCA (selection and terms of managers in a manager-managed limited liability company), Section 605.04073 of the FLLCA (voting rights of members and managers), Section 605.04074 of the FLLCA (agency rights of members and managers) or Section 605.04091 of the FLLCA (standards of conduct for members and managers). Under Section 605.0408 of the FLLCA, a limited liability company may reimburse a member of a member-managed company or a manager of a manager-managed company for any payment made by the member or manager in the course of the member’s or manager’s activities on behalf of the limited liability company if the member or manager complied with Sections 605.0407-605.04074 of the FLLCA, Section 605.0408 of the FLLCA and Section 605.04091 of the FLLCA in making the payment.

Section 605.0304 of the FLLCA provides that a member or manager shall not be personally liable, directly or indirectly, by way of contribution or otherwise, for a debt, obligation, or other liability of the limited liability company solely by reason of being or acting as a member or manager, including in the case of a dissolution of the limited liability company. Section 605.04093 further provides that a manager in a manager-managed limited liability company or a member in a member-managed limited liability company shall not be personally liable, subject to certain exceptions as described in Section 605.04093, for monetary damages to such limited liability company, its members, or any other person for any statement, vote, decision, or failure to act regarding management or policy decisions by a manager in a manager-managed limited liability company or a member in a member-managed limited liability company.

Section 605.0105(3)(p) of the FLLCA provides that an operating agreement may not provide for indemnification for a member or manager under Section 605.0408 of the FLLCA for (a) conduct involving bad faith, willful or intentional misconduct, or a knowing violation of law, (b) a transaction from which the member or manager derived an improper personal benefit, (c) a circumstance under which the liability for improper distribution is applicable or (d) a breach of duties or obligations under Section 605.04091 of the FLLCA (standards of conduct for members and managers), taking into account a restriction, an expansion, or an elimination of such duties and obligations provided for in the operating agreement to the extent allowed by subsection (4) of Section 605.0105 of the FLLCA. Section 605.0408 also allows a limited liability company to purchase and maintain insurance on behalf of a member or manager of the company against liability asserted against or incurred by the member or manager in that capacity or arising from that status.

Astronics DME LLC

The operating agreement of Astronics DME LLC (“Astronics DME”) provide that no member shall be liable for the debts, obligations or liabilities of Astronics DME, including under a judgment, decree or order of a court, and that no member or any agent of Astronics DME shall be personally liable for any debts, obligations or liabilities of Astronics DME or another member of Astronics DME solely by reason of being a member or agent of Astronics DME, or acting or failing to act in connection with the conduct of Astronics DME’s business. The operating agreement also provides that all members shall be indemnified and held harmless by Astronics DME to the fullest extent permitted by Florida law. This indemnification right also includes the right of a member to be paid or reimbursed by Astronics DME for the reasonable expenses incurred by such member, provided that such member provides (a) a written affirmation of good faith that such member has met the relevant standard of conduct under Florida law to be entitled to reimbursement and (b) a written affirmation that all amounts advanced will be repaid if it is ultimately determined that such member is not entitled to indemnification.

Astronics DME also maintains an insurance policy insuring its members against liability for certain acts and omissions while acting in their official capacities on behalf of Astronics DME.

Registrants Formed in Delaware

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any other indemnification. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against directors and officers for their conduct on behalf of a corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporations best interests and, in the case of a criminal proceeding, provided each person had no reasonable cause to believe his or her conduct was unlawful. This indemnification provision extends to proceedings by or in the right of a corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director of a corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as a corporation deems appropriate.

In addition, Section 102 of the DGCL permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation and its stockholders for monetary damages for breach of such director or officer’s fiduciary duty to the corporation. The DGCL provides that this limitation does not apply to (a) breach of the duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) with regard to a director, unlawful distributions to stockholders under Section 174 of the DGCL, (d) a transaction from which the director or officer derived an improper personal benefit and (e) with regard to an officer, any action by or in the right of the corporation.

Diagnosys Holdings Inc.

The bylaws of Diagnosys Holdings Inc. (“Diagnosys Holdings”) provide that it shall indemnify its directors and officers to the fullest extent allowed by the DGCL or any other law, but expenses advancement for any action, suit or proceeding involving such director or officer shall be within the discretion of the board of directors. The board of directors also must determine that such director or officer has met the applicable standard of conduct under Section 145 of the DGCL before allowing indemnification of such director or officer.

Astronics Test Systems Inc.

The certificate of incorporation of Astronics Test Systems Inc. (“ATS”) provides that, to the fullest extent permitted by the DGCL (or any statute succeeding the DGCL), no director will be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director that occurs during the time such provision is in effect.

The bylaws of ATS provide that each director and officer of ATS shall be indemnified by ATS to the fullest extent permitted by the DGCL or other applicable law (and any successor statutes thereto), provided that the board of directors approved the proceeding if initiated by such director or officer. Expenses incurred by a director or officer in connection with any action or proceeding may be paid by ATS in advance of the final disposition of such action or proceeding upon (a) the undertaking required of the director or officer as described in Section 145 of the DGCL and (b) approval of the expense advancement by disinterested directors constituting a quorum or, if no quorum exists, the stockholders.

Diagnosys Inc.

The certificate of incorporation of Diagnosys Inc. (“Diagnosys”) limits the personal liability of directors to the fullest extent possible permitted by Section 102(b)(7) of the DGCL. The certificate of incorporation also provides that Diagnosys shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. The indemnification provided by the certificate of incorporation shall not be deemed exclusive of any other indemnification right to which those indemnified may be entitled to.

Freedom Communication Technologies Inc.

The certificate of incorporation of Freedom Communication Technologies Inc. (“Freedom”) limits the liability of directors to the fullest extent possible permitted by the DGCL, including any future amendments of the DGCL, for monetary damages for breach of fiduciary duty as a director. The certificate of incorporation also provides that the corporation shall indemnify directors and officers to the fullest extent not prohibited by law in any proceeding, including by or in the right of the corporation, by reason of the fact that the person is or was a director or officer of the corporation. The indemnification provided by the certificate of incorporation shall not be deemed exclusive of any other indemnification right such director or officer may have.

Freedom’s bylaws also provide for indemnification of officers and directors to the fullest extent permitted by law in all proceedings, including proceedings by or in the right of Freedom by reason of the fact that such person is or was a director or officer if such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Freedom and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except with regard to proceedings by or in the right of Freedom, no indemnification shall be made in any matter as to which such director or officer shall have been adjudged to be liable to Freedom, unless the Delaware Court of Chancery deems indemnification proper under the circumstances. Indemnification shall only be authorized, however, if it is determined that such indemnification is proper under the circumstances because the director or officer has met the applicable standard of conduct detailed in the bylaws. This determination shall be made by (a) a majority vote of disinterested directors, even though less than a quorum, (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (c) if there are no such directors, by independent legal counsel in a written opinion or (d) the stockholders. Expenses incurred by a director or officer, including attorneys’ fees, in connection with any action or proceeding shall be paid by Freedom in advance of the final disposition of such action or proceeding upon the undertaking required of the director or officer as described in Section 145 of the DGCL.

Each of Diagnosys Holdings, ATS, Diagnosys and Freedom also maintain an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities on behalf of such corporation.

Registrant Formed in Oregon

Section 60.391 of the Oregon Business Corporation Act (the “OBCA”) authorizes a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (a) the conduct of the individual was in good faith, (b) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Indemnification is not permitted under Section 60.391 of the OBCA (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Section 60.394 of the OBCA requires indemnifying a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 60.407 of the OBCA provides that a corporation may indemnify and advance expenses (as described below) to an officer to the same extent as a director.

Section 60.404 of the OBCA requires that each indemnification decision must be authorized after a determination is made that the director has met the applicable standard of conduct under Oregon law. This determination shall be made (a) by a quorum consisting of disinterested directors, (b) if a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly designated by the board of directors consisting solely of two or more disinterested directors, and interested directors may participate in the designation of the committee, (c) by special legal counsel selected by the board of directors or a committee consistent with either of the previous two clauses (a) and (b) or (d) by the shareholders.

Section 60.397 of the OBCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director (or an officer pursuant to Section 60.407 of the OBCA as described above) who is a party to a proceeding in advance of final disposition of the proceeding if (a) such director or officer furnishes the corporation with a signed written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of conduct described in Section 60.391 of the OBCA and (b) the director or officer furnishes the corporation with a written undertaking, signed personally or on the director’s or officer’s behalf, to repay the advance if the director or officer is ultimately determined not to have met the relevant standard of conduct.

In addition, Section 60.411 of the OBCA provides that a corporation (a) may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and (b) may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under Section 60.391 or Section 60.394 of the OBCA.

PECO, Inc.

The articles of incorporation of PECO, INC. (“PECO”) require PECO to indemnify its directors and officers to the maximum extent permitted under the OBCA in any proceeding, including proceedings by and in the right of PECO, and such indemnification right is not be exclusive of any other rights a director or officer may have. PECO’s articles of incorporation also provide that, to the fullest extent permitted by law, no director shall be personally liable to PECO or its shareholders for monetary damages for conduct as a director.

The bylaws of PECO require the indemnification of directors and officers and the advancement of expenses, including attorneys’ fees, reasonably incurred by such person in connection with any proceeding, including proceedings arising from such director or officer’s act or omission as a director or officer of PECO. This indemnification requirement shall not apply if the director or officer is found to have acted with willful misfeasance or malfeasance in the performance of his or her duty as such director or officer. This indemnification right is not exclusive of other indemnification rights such director or officer may have.

PECO maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities on behalf of PECO.

Item 16.	Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting or Distribution Agreement.*

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 7, 2014.

4.2	Certificate of Amendment of the Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on 8-K, as filed with the SEC on July 1, 2016.

4.3	Certificate of Amendment of the Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on 8-K, as filed with the SEC on May 24, 2023.

4.4	By-Laws, as amended, incorporated by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K, as filed with the SEC on March 4, 2022.

4.5	Description of Registrant’s Securities, incorporated by reference to Exhibit 4(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 10, 2023.

4.6	Form of specimen preferred stock certificate.*

4.7	Certificate of Designations of Preferred Stock of Astronics Corporation.*

4.8	Form of Senior Indenture, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (No. 333-176160), as filed with the SEC on August 9, 2011.

4.9	Form of Subordinated Indenture, incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (No. 333-176160), as filed with the SEC on August 9, 2011.

Exhibit Number	Description

4.10	Form of Senior Debt Security.*

4.11	Form of Subordinated Debt Security.*

4.12	Form of Warrant Agreement.*

4.13	Form of Warrant.*

4.14	Form of Rights Agent Agreement.*

4.15	Form of Rights Certificate.*

4.16	Form of Stock Purchase Contract.*

4.17	Form of Unit Agreement.*

5.1	Opinion of Hodgson Russ LLP, filed herewith.

5.2	Opinion of Huck Bouma, P.C., filed herewith.

5.3	Opinion of Downs Rachlin Martin PLLC, filed herewith.

5.4	Opinion of Stoel Rives LLP, filed herewith.

22.1	List of Guarantor Subsidiaries, filed herewith.

23.1	Consent of Ernst & Young LLP, filed herewith.

23.2	Consent of Hodgson Russ LLP (included in Exhibit 5.1).

23.3	Consent of Huck Bouma, P.C., (included in Exhibit 5.2).

23.4	Consent of Downs Rachlin Martin PLLC (included in Exhibit 5.3).

23.5	Consent of Stoel Rives LLP (included in Exhibit 5.4).

24.1	Power of Attorney, included on the signature pages herewith

25.1	Statement of Eligibility of Trustee under the Senior Indenture on Form T-1 **

25.2	Statement of Eligibility of Trustee under the Subordinated Indenture on Form T-1 **

107	Filing Fee Table, filed herewith.

*	To be filed, if necessary, by amendment hereto or as an exhibit to a Current Report on Form 8-K to be incorporated herein by reference.
**	To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Waukegan, State of Illinois, on June 5, 2023.

ASTRONICS CORPORATION

By:	/s/ Peter J. Gundermann
Peter J. Gundermann
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter J. Gundermann Peter J. Gundermann	President and Chief Executive Officer and Chairman (Principal Executive Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 5, 2023

/s/ Nancy L. Hedges Nancy L. Hedges	Corporate Controller and Principal Accounting Officer	June 5, 2023

/s/ Robert T. Brady Robert T. Brady	Director	June 5, 2023

/s/ Jeffry D. Frisby Jeffry D. Frisby	Director	June 5, 2023

/s/ Warren C. Johnson Warren C. Johnson	Director	June 5, 2023

Signature	Title	Date

/s/ Robert S. Keane Robert S. Keane	Director	June 5, 2023

/s/ Mark Moran Mark Moran	Director	June 5, 2023

/s/ Neil Kim Neil Kim	Director	June 5, 2023

/s/ Linda O’Brien Linda O’Brien	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on June 5, 2023.

ASTRONICS ADVANCED ELECTRONIC SYSTEMS CORP.

By:	/s/ Jonathan Neal
Jonathan Neal
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Neal Jonathan Neal	President and Director (Principal Executive Officer)	June 5, 2023

/s/ Addie Simms Addie Simms	Vice President- Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

/s/ Mark Peabody Mark Peabody	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 5, 2023.

ASTRONICS TEST SYSTEMS INC.

By:	/s/ James Mulato
James Mulato
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Mulato James Mulato	President and Director (Principal Executive Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on June 5, 2023.

ASTRONICS AEROSAT CORPORATION

By:	/s/ Michael Kuehn
Michael Kuehn
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Kuehn Michael Kuehn	President and Director (Principal Executive Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on June 5, 2023.

ASTRONICS CONNECTIVITY SYSTEMS & CERTIFICATION CORP.

By:	/s/ Michael Kuehn
Michael Kuehn
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Kuehn Michael Kuehn	President and Director (Principal Executive Officer)	June 5, 2023

/s/ Matthew Wilken Matthew Wilken	Vice President (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on June 5, 2023.

LUMINESCENT SYSTEMS, INC.

By:	/s/ James Kramer
James Kramer
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Kramer James Kramer	President and Director (Principal Executive Officer)	June 5, 2023

/s/ Timothy Foster Timothy Foster	Vice President (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 5, 2023.

FREEDOM COMMUNICATION TECHNOLOGIES INC.

By:	/s/ James Mulato
James Mulato
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Mulato James Mulato	President and Director (Principal Executive Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on June 5, 2023.

PECO, INC.

By:	/s/ Nicholas Stevenson
Nicholas Stevenson
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas Stevenson Nicholas Stevenson	President (Principal Executive Officer)	June 5, 2023

/s/ Merrick Smith Merrick Smith	Vice President (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

/s/ Mark Peabody Mark Peabody	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 5, 2023.

DIAGNOSYS HOLDINGS INC.

By:	/s/ James Mulato
James Mulato
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Mulato James Mulato	President and Director (Principal Executive Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on June 5, 2023.

ASTRONICS CUSTOM CONTROL CONCEPTS INC.

By:	/s/ Mark Peabody
Mark Peabody
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Peabody Mark Peabody	President and Director (Principal Executive Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, June 5, 2023.

ASTRONICS DME LLC

By:	/s/ James Kramer
James Kramer
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Kramer James Kramer	President (Principal Executive Officer)	June 5, 2023

/s/ Timothy Foster Timothy Foster	Vice President (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

ASTRONICS CORPORATION

	Sole Member	June 5, 2023

By:	/s/ David C. Burney
David C. Burney Executive Vice President- Finance

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 5, 2023.

DIAGNOSYS INC.

By:	/s/ James Mulato
James Mulato
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Mulato James Mulato	President and Director (Principal Executive Officer)	June 5, 2023

/s/ David C. Burney David C. Burney	Secretary and Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 5, 2023

/s/ Peter J. Gundermann Peter J. Gundermann	Director	June 5, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on June 5, 2023.

ASTRONICS AIR LLC

By:	Astronics Corporation, its Sole Member

/s/ David C. Burney
David C. Burney Executive Vice President- Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

ASTRONICS CORPORATION

By:	/s/ David C. Burney	Sole Member	June 5, 2023
David C. Burney Executive Vice President- Finance

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on June 5, 2023.

ASTRONICS AIR II LLC

By:	Astronics Corporation, its Sole Member

/s/ David C. Burney
David C. Burney Executive Vice President- Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Burney and Julie M. Davis, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

ASTRONICS CORPORATION

By: /s/ David C. Burney	Sole Member	June 5, 2023
David C. Burney Executive Vice President- Finance